PRESS RELEASE
Greenfield Online Updates Estimate for Litigation-Related Expenses
Wilton, CT, March 20, 2008 — Greenfield Online, Inc. (Nasdaq: SRVY) today announced that it is updating its cost estimates for legal, accounting and other fees and costs related to its defense of the class action lawsuit pending against the Company.
Preliminary estimates of these costs were provided February 8, 2008 during the Company’s fourth quarter and full year results teleconference. During the teleconference, the full transcript of which is available for download in the investor relations section of www.greenfield.com, the Company estimated that costs of defense of the litigation would be in the range of approximately $800,000 to $1 million in 2008.
In February 2008, in response to allegations made in the amended complaint filed in the lawsuit on January 22, 2008, the Company’s Audit Committee initiated an investigation and engaged independent outside legal counsel to assist therewith. The Audit Committee concluded its investigation in March 2008 and fees and expenses related to the investigation are expected to be a one-time, non-recurring charge. For further information, please refer to Item 3 of our Annual Report on Form 10-K filed with the Securities Exchange Commission on March 17, 2008, an excerpt of which is attached as Appendix 1 to this press release.
The Company’s estimate of legal, accounting and other expenses for the first quarter of 2008 is being updated to include the costs and expenses that the Company has incurred for both the defense of the lawsuit and the conduct of the investigation described above. During the first quarter of 2008, the Company estimates that legal fees and costs related to the defense of the class action litigation will be approximately $200,000 to $250,000 and that one-time, non-recurring legal, accounting and other fees related to the Audit Committee investigation described above will be approximately $3.0 million to $3.5 million. A portion of these costs may be covered by insurance.
For 2008, the Company intends to calculate non-GAAP adjusted EBITDA inclusive of litigation expenses associated with the class action lawsuit, but exclusive of legal, accounting and other fees and costs associated with the Audit Committee investigation referred to above and any legal, accounting and other fees and costs incurred in executing the remediation plan adopted by the Company after the conclusion of the investigation. At this time the Company cannot estimate the amount of additional legal, accounting and other fees and costs that may be incurred in the first quarter of 2008 and beyond to execute this remediation plan.
About Greenfield Online, Inc.
Greenfield Online, Inc. is a global interactive media and services company that collects consumer attitudes about products and services, enabling consumers to reach informed purchasing decisions about the products and services they want to buy; and helping companies better understand their customer in order to formulate effective product marketing strategies. Proprietary, innovative technology enables us to collect these opinions quickly and accurately, and to organize them into actionable form. For more information, visit www.greenfield.com. Through our Ciao comparison shopping portals we gather unique and valuable user-generated content in the form of product and merchant reviews. Visitors to our Ciao portals use these reviews to help make purchasing decisions and we derive revenue from this Internet traffic via e-commerce, merchant referrals, click-throughs, and advertising sales. For more information or to become a member, visit http://www.ciao-group.com. Through our Greenfield Online and Ciao Surveys websites and affiliate networks, we collect, organize and sell consumer opinions in the form of survey responses to marketing research companies and companies worldwide. For more information, visit www.greenfield-ciaosurveys.com. To take a survey, go to www.greenfieldonline.com.
North American Company Contact:
Cynthia Brockhoff
Vice President — Investor Relations
Greenfield Online
Ph: (203)-846-5772
Cbrockhoff@Greenfield.com
Cautionary Note Regarding Forward Looking Statements
Certain statements contained in this press release about our expectation of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding the amount or timing of legal, accounting and other fees that may be incurred in the defense of or investigation into the claims made in the class action litigation pending against us, the amount and timing of legal, accounting and other fees and costs associated with the Company’s implementation of the remediation plan, as well as predictions relating to our future financial performance; in addition to other statements relating to our future operations, services and products. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. We have based these forward-looking statements largely on our current expectations and projections about our business operations, future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, the risks detailed in the “Risk Factors” section of our Annual Reports on Form 10-K and each subsequent Quarterly Report on Form 10-Q that we file with the Securities and Exchange Commission and which are available at http://www.sec.gov and under the Investor Relations section of our corporate website at www.greenfield.com.You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Appendix 1
Item 3. LEGAL PROCEEDINGS
From time to time, we may become involved in litigation relating to claims arising from our ordinary course of business. In July and August 2007, two putative federal securities law class actions were filed in the United States District Court for the District of Connecticut on behalf of persons who purchased our stock between February 9, 2005 and September 30, 2005. A consolidated amended complaint was filed on January 22, 2008 (the “Amended Complaint”), and we intend to respond to the Amended Complaint on or before April 3, 2008.
The Amended Complaint asserts claims pursuant to Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder, against the Company, our current Executive Vice President and Chief Financial Officer and our former President and Chief Executive Officer. These claims are related to statements made by the Company on August 9, 2005 and September 29, 2005 regarding our financial projections for fiscal year 2005. Specifically the Amended Complaint alleges, among other things, that the these statements were materially false and misleading because (1) they misrepresented the size of our online panel and (2) they failed to disclose that the Company was engaged in improper accounting practices.
In February 2008, in response to the allegations in the Amended Complaint, the Audit Committee of the Company’s Board of Directors initiated an investigation and engaged independent outside legal counsel to assist therewith. The Audit Committee’s investigation has been completed and did not reveal any evidence that the Company had misrepresented the size of our online panel. However, the investigation did reveal evidence that certain Company employees engaged in inappropriate activity that was inconsistent with the Company’s revenue recognition policies for certain transactions. This activity resulted in accounting errors that affect the Company’s previously reported financial statements. We have quantified the impact of these errors on our previously reported financial statements and concluded that such errors misstated net income by less than 1% for each of the three years ending December 31, 2005, 2006 and 2007 respectively. The Company has concluded such errors are inconsequential to such annual financial statements. Nevertheless, we intend to implement a remediation plan that will include additional training and other appropriate remedial actions in response to the findings.
We intend to continue to defend against the Amended Complaint and we do not believe that any adverse judgment against us in such proceeding will have a material adverse impact on the Company, our results of operations or our financial condition. We have incurred and will continue to incur costs to defend the Company and the other defendants in the litigation described above as well as costs associated with the related investigations we have made into the alleged conduct identified in the Amended Complaint. A portion of these costs may be covered by insurance.